                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in (1) Post-Effective Amendment No. 1 to Registration Statement No. 33-33621 on Form S-8, which constitutes Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8; and (2) Registration Statement No. 333-59727 on Form S-8 of VF Corporation of our report dated June 6, 2003 relating to the financial statements and financial statement schedule of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Greensboro, NC
June 25, 2003

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